                                                                     EXHIBIT 3.2


                                  THE BYLAWS

                                      OF

                          APEX MORTGAGE CAPITAL, INC.

                               TABLE OF CONTENTS
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                                                                                    Page
                                                                                    ----
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ARTICLE I    Offices............................................................     1
     Section 1.  Principal Office...............................................     1
     Section 2.  Additional Offices.............................................     1
     Section 3.  Fiscal and Taxable Years.......................................     1

ARTICLE II   Definitions........................................................     1

ARTICLE III  Meetings of Stockholders...........................................     1
     Section 1.  Place..........................................................     1
     Section 2.  Annual Meeting.................................................     2
     Section 3.  Special Meetings...............................................     3
     Section 4.  Notice.........................................................     4
     Section 5.  Organization...................................................     4
     Section 6.  Quorum.........................................................     4
     Section 7.  Voting.........................................................     5
     Section 8.  Proxies........................................................     5
     Section 9.  Voting of Shares by Certain Holders............................     5
     Section 10. Inspectors.....................................................     5
     Section 11. Determination of Stockholders of Record........................     6
     Section 12. Action Without a Meeting.......................................     6
     Section 13. Voting by Ballot...............................................     6
     Section 14. Control Share Acquisition Statute..............................     6

ARTICLE IV   Directors..........................................................     6
     Section 1.  General Powers.................................................     6
     Section 2.  Number, Tenure and Qualifications..............................     6
     Section 3.  Changes in Number; Vacancies...................................     7
     Section 4.  Resignations...................................................     7
     Section 5.  Removal of Directors...........................................     7
     Section 6.  Annual and Regular Meetings....................................     8
     Section 7.  Special Meetings...............................................     8
     Section 8.  Notice.........................................................     8
     Section 9.  Quorum.........................................................     8
     Section 10. Voting.........................................................     8
     Section 11. Telephone Meetings.............................................     9
     Section 12. Action Without a Meeting.......................................     9
     Section 13. Compensation...................................................     9
     Section 14. Policies and Resolutions.......................................     9
     Section 15. External Management............................................     9

ARTICLE V    Committees.........................................................    10
     Section 1.  Committees of the Board........................................    10
     Section 2.  Telephone Meetings.............................................    11
     Section 3.  Action By Committees Without a Meeting.........................    11

ARTICLE VI   Officers...........................................................    11
     Section 1.  General Provisions.............................................    11
     Section 2.  Subordinate Officers, Committees and Agents....................    12

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
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     Section 3.  Removal and Resignation........................................    12
     Section 4.  Vacancies......................................................    12
     Section 5.  General Powers.................................................    12
     Section 6.  Chief Executive Officer........................................    12
     Section 7.  Chief Operating Officer........................................    12
     Section 8.  Chairman and Vice Chairman of the Board........................    12
     Section 9.  President......................................................    12
     Section 10. Vice Presidents................................................    13
     Section 11. Secretary......................................................    13
     Section 12. Chief Financial Officer or Treasurer...........................    13
     Section 13. Assistant Secretaries and Assistant Treasurers.................    13
     Section 14. Salaries.......................................................    13

ARTICLE VII  Execution of Corporate Instruments and Voting Securities...........    13
     Section 1.  Contracts......................................................    13
     Section 2.  Checks and Drafts..............................................    14
     Section 3.  Deposits.......................................................    14
     Section 4.  Voting Securities Owned by the Corporation.....................    14

ARTICLE VIII Capital Stock......................................................    14
     Section 1.  Certificates of Shares.........................................    14
     Section 2.  Lost Certificate...............................................    14
     Section 3.  Transfer Agents and Registrars.................................    14
     Section 4.  Transfer of Shares.............................................    15
     Section 5.  Share Ledger...................................................    15

ARTICLE IX   Dividends..........................................................    15
     Section 1.  Declaration....................................................    15
     Section 2.  Contingencies..................................................    15

ARTICLE X    Indemnification and Limitation of Liability........................    15
     Section 1.  Indemnification of Agents......................................    15
     Section 2.  Authority to Advance Expenses..................................    16
     Section 3.  Right of Claimant to Bring Suit................................    16
     Section 4.  Insurance......................................................    16
     Section 5.  Indemnification Non-Exclusive..................................    16
     Section 6.  Subrogation....................................................    16
     Section 7.  No Duplication of Payments.....................................    16
     Section 8.  Limitation of Liability........................................    16

ARTICLE XI   Seal...............................................................    17
     Section 1.  Seal...........................................................    17
     Section 2.  Affixing Seal..................................................    17

ARTICLE XII  Waiver of Notice...................................................    17

ARTICLE XIII Amendment of Bylaws................................................    17

                                   ARTICLE I

                                    OFFICES
                                    -------

          SECTION 1.  PRINCIPAL OFFICE.  The principal office of Apex Mortgage
                      ----------------
Capital, Inc. (the "Corporation") shall be located at 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017 or at any other place or places as the Board of Directors may designate.

          SECTION 2.  ADDITIONAL OFFICES.  The Corporation may have additional
                      ------------------
offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

          SECTION 3.  FISCAL AND TAXABLE YEARS.  The fiscal and taxable years of
                      ------------------------
the Corporation shall begin on January 1 and end on December 31.


                                   ARTICLE II

                                  DEFINITIONS
                                  -----------

          For purposes of these Bylaws, the following words shall have the meanings set forth below:

          (a) "Affiliate" of a person shall mean any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such person. The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

          (b) "Independent Director" shall mean a Director of the Corporation who is not affiliated, directly or indirectly, with the Manager or its Affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Manager or its Affiliates.

          (c) "Initial Public Offering" shall mean the initial public offering of shares of common stock, par value $0.01 per share, of the Corporation.

          (d) "Manager" shall mean TCW Investment Management Company or such other person that manages the affairs of the Corporation pursuant to a written management agreement.


                                  ARTICLE III

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          SECTION 1.  PLACE.  All meetings of stockholders shall be held at 865
                      -----
South Figueroa Street, Suite 1800, Los Angeles, California, or at such other place within the United States as shall be stated in the notice of the meeting.

          SECTION 2.  ANNUAL MEETING.  The President or the Board of Directors
                      --------------
may fix the time of the annual meeting of the stockholders for the election of Directors and the transaction of any business as may be properly brought before the meeting, but if no such date and time is fixed by the President or the Board of

Directors, the meeting for any calendar year shall be held on the fourth Thursday in May, if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding business day that is not a legal holiday. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

          At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          Only persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election as Directors at an annual meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice provisions set forth in this Section 2. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice of the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such persons' written consent to being named in the proxy statement as a nominee or to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          SECTION 3.  SPECIAL MEETINGS.  The President, the Chairman of the
                      ----------------
Board of Directors, a majority of the Directors or a majority of the Independent Directors may call special meetings of the stockholders. Special meetings of stockholders also shall be called by the Secretary upon the written request of the holders of shares entitled to cast not less than fifty percent (50%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs by such stockholders, the Secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

          At a special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by holders of shares entitled to cast not less than fifty percent (50%) of the votes entitled to be cast at such meeting. For business to be properly brought before a special meeting by such stockholders, such stockholders must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholders' notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by such stockholders to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. A stockholders' notice to the Secretary shall set forth as to each matter such stockholders propose to bring before the special meeting (a) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholders proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholders, and (d) any material interest of the stockholders in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any special meeting except in accordance with the procedures set forth in this Section 3. The Chairman of the special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 3, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          The Board of Directors shall determine whether Directors will be elected at any special meeting of the stockholders. Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at a special meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders by or at the direction of the Board of Directors or by holders of shares entitled to cast not less than fifty percent (50%) of the votes entitled to be cast at such meeting who comply with the notice provisions set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, such stockholders' notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by such stockholders to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholders' notice shall set forth (a) as to each person whom the stockholders propose to nominate for election or reelection as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee or to serving as a Director if elected); and (b) as to the stockholders giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholders and
(ii) the class and number of shares of the Corporation that are beneficially owned by such stockholders. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholders' notice of nomination that pertains to the nominee. No person shall be eligible for election as a Director of the Corporation at a special meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 3. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          SECTION 4.  NOTICE.  (a) Not less than fifteen (15) nor more than
                      ------
ninety (90) days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

          (b) If any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of Section 3-207 et seq.
                                                                        -- ---
of the Maryland General Corporation Law to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that right and shall be accompanied by a copy of that statutory section.

          SECTION 5.  ORGANIZATION.  At every meeting of the stockholders, the
                      ------------
Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the stockholders entitled to cast a majority of the votes that all stockholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman, shall act as Secretary.

          SECTION 6.  QUORUM.  At any meeting of stockholders, the presence in
                      ------
person or by proxy of stockholders entitled to cast fifty percent (50%) of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section 6 shall not affect any requirement under any statute, the Articles of Incorporation or these Bylaws for the vote necessary for the adoption of any measure. If such quorum shall not be present at any meeting of the stockholders, no business may be transacted, except that the stockholders representing a majority of the shares entitled to vote at such meeting, present in person or by proxy, may vote to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting until such quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified.

          SECTION 7.  VOTING.  A plurality of all the votes cast at a meeting of
                      ------
stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. There shall be no cumulative voting.

Each common share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by statute, by the Articles of Incorporation or by these Bylaws. Each stockholder of record shall have the right, at every meeting of stockholders, to one vote for each share held, except shares that are the subject of a redemption notice as provided in the Articles of Incorporation.

          SECTION 8.  PROXIES.  A stockholder may vote the common shares owned
                      -------
of record by him, either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

          SECTION 9.  VOTING OF SHARES BY CERTAIN HOLDERS.  Shares registered in
                      -----------------------------------
the name of a trust or another corporation, if entitled to be voted, may be voted by the president, a vice president or a proxy appointed by the president or a vice president of such trust or other corporation, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of such trust or other corporation presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

          Shares indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall all be counted in determining the total number of outstanding shares at any given time.

          The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

          SECTION 10.  INSPECTORS.  At any meeting of stockholders, the Chairman
                       ----------
of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

          Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

          SECTION 11.  DETERMINATION OF STOCKHOLDERS OF RECORD.  The Board of
                       ---------------------------------------
Directors shall fix a date, not more than ninety (90) nor less than fifteen (15) days preceding the date of any meeting of stockholders, and not more than ninety
(90) days preceding the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive any such dividend or distribution or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

          When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 11, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, in which case the Board of Directors shall fix a new record date.

          SECTION 12.  ACTION WITHOUT A MEETING.  Any action required or
                       ------------------------
permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter and any other stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders.

          SECTION 13.  VOTING BY BALLOT.  Voting on any question or in any
                       ----------------
election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

          SECTION 14.  CONTROL SHARE ACQUISITION STATUTE.  Subtitle 7 of Title 3
                       ---------------------------------
of the Maryland General Corporation Law does not apply to any acquisition of shares of capital stock of the Corporation.


                                   ARTICLE IV

                                   DIRECTORS
                                   ---------

          SECTION 1.  GENERAL POWERS.  The Board of Directors shall have full
                      --------------
power to conduct, manage and direct the business and affairs of the Corporation, and all powers of the Corporation, except those specifically reserved or granted to the stockholders by statute or by the Articles of Incorporation or these Bylaws, shall be exercised by, or under the authority of, the Board of Directors. Except as otherwise agreed between the Corporation and the Director, each individual Director, including each Independent Director, may engage in other business activities of the type conducted by the Corporation and is not required to present to the Corporation any investment opportunities presented to them even though the investment opportunities may be within the scope of the Corporation's investment policies.

          SECTION 2.  NUMBER, TENURE AND QUALIFICATIONS.  At any regular meeting
                      ---------------------------------
or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of Directors, provided that the number thereof shall not be less than three (3) (or, if greater, the minimum number required by the General Laws of the State of Maryland now or hereafter in force and provided that if there is only one (1) stockholder of the Corporation, there may be one (1) Director), nor more than nine (9), and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. Pursuant to the Articles of Incorporation of the Corporation, at all times subsequent to the closing of the Initial Public Offering when there shall be at least seven (7) Directors, the Directors shall be divided into three (3) classes with terms of office of three years each, as nearly equal in numbers as the then total number of Directors constituting the entire Board permits, with the term of office of one class expiring at the annual meeting of stockholders in each year. Each class of Directors shall contain at least one Independent Director and at least one Director who is not an Independent Director.

          At the initial annual meeting of stockholders, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of Directors, may be filled as set forth in Section 3 of this Article, and any Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors shall be elected and qualified, or until his or her resignation, removal (in accordance with the Articles of Incorporation and these Bylaws) or death.

          At all times (except (i) during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a Director prior to the expiration of the Director's term of office or (ii) prior to the closing date of the Initial Public Offering), a majority of the Directors shall be Independent Directors.

          Notwithstanding the foregoing requirement that a majority of the Directors be Independent Directors, no action otherwise validly taken by the Board of Directors during a period in which it is permitted in accordance with the preceding paragraph that a majority of its members are not Independent Directors shall be invalidated or otherwise affected by such circumstance, nor shall such circumstance subject the Directors taking any such action to a higher standard of care or to liability other than that which would have applied to such action had a majority of the members of the Board of Directors been Independent Directors at the time such action was taken.

          SECTION 3.  CHANGES IN NUMBER; VACANCIES.  Except in the case of a
                      ----------------------------
vacancy on the Board of Directors among the Directors elected by a class of equity shares other than common shares or as provided in Section 5 of this Article, any vacancy on the Board of Directors (including a vacancy resulting from an increase in the number of Directors) shall be filled by the affirmative vote of a majority of the remaining Directors. Any vacancy on the Board of Directors among the Directors elected by a class of equity shares (other than common shares) may be filled by a majority of the remaining Directors elected by that class or the sole remaining Director elected by that class, or by the stockholders by a majority of the votes of that class. If the stockholders of any class or series are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. Notwithstanding anything herein to the contrary, the vacancy for any reason of any Independent Director shall be filled by a majority vote of the remaining members of the Board of Directors, including a majority vote of the remaining Independent Directors. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The Board of Directors may declare unqualified a Director who has been declared of unsound mind by an order of court who has pled guilty or nolo contendere to, or been convicted of, a felony involving moral turpitude, or who has wilfully violated the Corporation's Articles of Incorporation or these Bylaws. The office of a Director declared unqualified shall be considered vacant until filled as herein provided.

          SECTION 4.  RESIGNATIONS.  Any Director or member of a committee may
                      ------------
resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary.

          SECTION 5.  REMOVAL OF DIRECTORS.  Any Director may be removed, with
                      --------------------
or without cause, by the affirmative vote of the stockholders holding not less than two-thirds (66 2/3%) of all the votes entitled to be cast for the election of Directors; provided, however, that in the case of any Director elected by holders of a class of equity shares, other than common shares, such Directors may be removed, with or without cause, by the affirmative vote of not less than two-thirds (66 2/3%) of all the votes entitled to be cast by that class of equity shares. In the case of a vacancy resulting from the removal of a Director, such vacancy may be filled by the stockholders by the vote of a majority of the votes entitled to be cast in the election of Directors, provided that a vacancy resulting from the removal of a Director elected by a class of equity shares, other than common shares, may be filled by the vote of a majority of the votes of such class entitled to be cast in the election of Directors.

          SECTION 6.  ANNUAL AND REGULAR MEETINGS.  An annual meeting of the
                      ---------------------------
Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of California, for the holding of regular meeting of the Board of Directors without other notice than such resolution.

          SECTION 7.  SPECIAL MEETINGS.  Special meetings of the Board of
                      ----------------
Directors may be called by or at the request of the President, a majority of the Board of Directors or a majority of the Independent Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of California, as the place for holding any special meeting of the Board of Directors called by them.

          SECTION 8.  NOTICE.  Notice of any special meeting of the Board of
                      ------
Directors shall be given by written notice delivered personally, telegraphed or mailed to each Director at his business or resident address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless required by statute or these Bylaws.

          SECTION 9.  QUORUM.  A majority of the entire Board of Directors shall
                      ------
constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a quorum is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

          The Directors present at a meeting that has been duly called and convened may continue to transact business until adjournment notwithstanding the withdrawal of enough Directors to leave less than a majority of the entire Board, provided that at least one-third of the entire Board of Directors remains present at that meeting, in which case a quorum will still be deemed present.

          SECTION 10.  VOTING.  (a) Except as provided in subsection (b) of this
                       ------
Section 10, the action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the Articles of Incorporation, these Bylaws, or applicable statute.

          (b) Notwithstanding anything in these Bylaws to the contrary, any action pertaining to a transaction involving the Corporation in which the Manager, any Director or officer of the Corporation or any Affiliate of any of the foregoing persons has any direct or indirect interest other than solely as a result of such person's status as Manager, Director or officer of the Corporation, shall be approved by a majority of the Directors and a majority of the disinterested Independent Directors, even if the disinterested Independent Directors constitutes less than a quorum. In approving any such transaction or series of transactions, the Directors and the disinterested Independent Directors must determine that:

          (i) the transaction as contemplated is fair as to the Corporation and its stockholders at the time it is authorized, approved and ratified;

          (ii) if an acquisition of property other than mortgage securities or mortgage loans is involved, the total consideration is not in excess of the appraised value of such property being acquired; and

          (iii) if the transaction involves compensation to the Manager or its Affiliates for services rendered in a capacity other than that contemplated by the management arrangements, to the knowledge of the

Directors such compensation is not greater than the customary charges for comparable services generally available from other competent unaffiliated persons.

          SECTION 11.  TELEPHONE MEETINGS.  Members of the Board of Directors
                       ------------------
may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          SECTION 12.  ACTION WITHOUT A MEETING.  Any action required or
                       ------------------------
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each Director and such written consent is filed with the minutes of proceedings of the Board of Directors.

          SECTION 13.  COMPENSATION.  Independent Directors shall receive such
                       ------------
reasonable compensation for their services as Directors as the Board of Directors may fix or determine from time to time; such compensation may include a fixed sum, capital stock of the Corporation or options to purchase capital stock of the Corporation and Directors shall receive reimbursement of reasonable expenses incurred in traveling to and from or attending regular or special meetings of the Board of Directors or of any committee thereof.

          SECTION 14.  POLICIES AND RESOLUTIONS.  The investment policies of the
                       ------------------------
Corporation and the restrictions thereon shall be established from time to time by the Board of Directors, including a majority of the Independent Directors. The Independent Directors shall review the investment policies of the Corporation at least annually to determine that the policies then being followed by the Corporation are in the best interests of its stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the Board of Directors. It shall be the duty of the Board of Directors to insure that the purchase, sale, retention and disposal of the Corporation's assets, the investment policies, operating policies and the borrowing policies of the Corporation and the limitations thereon or amendment thereof are at all times:

          (a) consistent with such policies, limitations and restrictions as are contained in these Bylaws, or in the Corporation's Articles of Incorporation, subject to revision from time to time at the discretion of the Board of Directors (including approval by a majority of the Independent Directors) without stockholder approval unless otherwise required by law; and

          (b) in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.

     SECTION 15.  EXTERNAL MANAGEMENT.
                  -------------------

     (a)  AUTHORIZATION. The Board of Directors may authorize, subject to such
          -------------
conditions, if any, as may be required by an applicable statute, rule, regulation or another by-law of the Corporation, the execution and performance by the Corporation of one or more agreements with a Manager whereby, subject to the supervision and control of the Board of Directors, the Manager shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including the compensation payable thereunder by the Corporation).

     (b)  TERM OF MANAGEMENT AGREEMENT; COMPENSATION REVIEW. Upon completion of
          -------------------------------------------------
any initial term, each contract for the services of a Manager entered into by the Board of Directors shall be terminable by a majority of the Directors upon sixty (60) days' written notice without cause. Such termination right may, at the discretion of the Independent Directors, include a termination fee. During the term of any Management Agreement, the Board of Directors shall review and approve the mathematical calculation of any base and incentive compensation paid to any Manager on a quarterly basis, one quarter in arrears, during each scheduled quarterly Board of Directors meeting, as well as any annual reconciliation thereof.

     (c)  REVIEW OF MANAGEMENT ARRANGEMENTS.  The Board of Directors (including
          ---------------------------------
a majority of the Independent Directors) shall evaluate the performance of the Manager at least annually and prior to any entry into or renewal of any management agreement, provided that no such evaluation shall be necessary prior to the Corporation's entry into its initial management agreement with its initial Manager. The Board of Directors (including a majority of the Independent Directors) shall further determine whether the compensation of the Manager is reasonable in relation to the nature and quality of services
performed.    The evaluation of the Board of Directors shall be based on such factors as the Directors may deem relevant, which may include the following (it being understood that the Independent Directors shall have no obligation to use the following factors in developing their findings):

          (i) The size of the management fee in relation to the size, compensation and profitability of the investment portfolio of the Corporation;

          (ii) The success of the Manager in generating opportunities that meet the investment objectives of the Corporation;

          (iii) The rates charged to other corporations similar to the Corporation and to other investors by advisers performing similar services; and

          (iv) The quality and extent of service and advice furnished to the Corporation.

     (d)  QUALIFICATIONS OF SUCCESSOR MANAGER.  Upon any termination of the
          -----------------------------------
initial management arrangements with the initial Manager, the Board of Directors (including a majority of the Independent Directors) shall determine that any successor Manager possesses sufficient qualifications (a) to perform the management function for the Corporation and (b) to justify the compensation provided for in its contract with the Corporation.

          SECTION 16.  LIMITATION ON UNSECURED DEBT.  The amount of the
                       ----------------------------
Corporation's unsecured debt (excluding collateralized borrowings such as reverse repurchase agreements, dollar-roll agreements, warehouse lines of credit and collateralized mortgage obligations) shall be limited to three hundred percent (300%) of the aggregate amount of the Corporation's equity on a consolidated basis, unless a greater percentage or amount is specifically approved by a majority of the Independent Directors.


                                   ARTICLE V

                                   COMMITTEES
                                   ----------

          SECTION 1.  COMMITTEES OF THE BOARD.  The Board of Directors may
                      -----------------------
appoint from among its members an executive committee and other committees comprised of one or more Directors. The Board of Directors shall appoint an audit committee comprised of not less than two members, a majority of whom are Independent Directors. The Board of Directors shall appoint a compensation committee comprised of not less than three Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect Directors, declare dividends or distributions on shares, recommend to the stockholders any action that requires stockholder approval, amend or repeal these Bylaws, approve any merger or share exchange which does not require stockholder approval or issue shares. However, if the Board of Directors has given general authorization for the issuance of shares, a committee of the Board of Directors, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a share option plan, may fix the terms of shares, subject to classification or reclassification, and the terms on which any shares may be issued. At least a majority of the members of any such committee shall be Independent Directors.

          Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

          One-third, but not less than two (unless the committee has less than two members), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee (unless the committee has less than two members, in which case one member of such committee) may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

          Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or altercation.

          Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified members or to dissolve any such committee.

          SECTION 2.  TELEPHONE MEETINGS.  Members of a committee of the Board
                      ------------------
of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in a person at the meeting.

          SECTION 3.  ACTION BY COMMITTEES WITHOUT A MEETING.  Any action
                      --------------------------------------
required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

                                   ARTICLE VI

                                    OFFICERS
                                    --------

          SECTION 1.  GENERAL PROVISIONS.  The officers of the Corporation may
                      ------------------
consist of a Chairman of the Board, a Vice Chairman of the Board, a President, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents, a Chief Financial Officer or Treasurer, one or more assistant treasurers, a Secretary, and one or more assistant secretaries and such other officers as may be elected in accordance with the provisions of Section 2 of this Article VI. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of President and Secretary. Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

          SECTION 2.  SUBORDINATE OFFICERS, COMMITTEES AND AGENTS.  The Board of
                      -------------------------------------------
Directors may from time to time elect such other officers and appoint such committees, employees, and other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.

          SECTION 3.  REMOVAL AND RESIGNATION.  Any officer or agent of the
                      -----------------------
Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

          SECTION 4.  VACANCIES.  A vacancy in any office may be filled by the
                      ---------
Board of Directors for the balance of the term.

          SECTION 5.  GENERAL POWERS.  All officers of the Corporation as
                      --------------
between themselves and the Corporation shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.

          SECTION 6.  CHIEF EXECUTIVE OFFICER.  The Board of Directors may
                      -----------------------
designate a Chief Executive Officer from among the elected officers. The Chief Executive Officer shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the administration of the business affairs of the Corporation.

          SECTION 7.  CHIEF OPERATING OFFICER.  The Board of Directors may
                      -----------------------
designate a Chief Operating Officer from among the elected officers. Said officer will have the responsibility and duties as set forth by the Board of Directors or the Chief Executive Officer.

          SECTION 8.  CHAIRMAN AND VICE CHAIRMAN OF THE BOARD.  The Chairman of
                      ---------------------------------------
the Board, if there be one, shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if there be one, shall preside at such meetings at which he shall be present. The Chairman of the Board and the Vice Chairman of the Board shall, respectively, perform such other duties as may be assigned to him or them by the Board of Directors.

          SECTION 9.  PRESIDENT.  The President shall in general supervise and
                      ---------
control all of the business and affairs of the Corporation. Unless the President is not a member of the Board of Directors, in the absence of both the Chairman and Vice Chairman of the Board, he shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Board of Directors. He may execute any deed, mortgage, bond, contract or other instrument to which the Corporation is a party, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

          SECTION 10.  VICE PRESIDENTS.  In the absence of the President or in
                       ---------------
the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of the election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as executive or senior Vice President or as Vice President for particular areas of responsibility.

          SECTION 11.  SECRETARY.  The Secretary shall (a) keep the minutes of
                       ---------
the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder;
(e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

          SECTION 12.  CHIEF FINANCIAL OFFICER OR TREASURER.  The Chief
                       ------------------------------------
Financial Officer or Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

          He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Chief Financial Officer or Treasurer and of the financial condition of the Corporation.

          If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

          SECTION 13.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The
                       ----------------------------------------------
assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Chief Financial Officer Treasurer, respectively, or by the President or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

          SECTION 14.  SALARIES.  The salaries of the officers, if any, shall be
                       --------
fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


                                  ARTICLE VII

            EXECUTION OF CORPORATE INSTRUMENTS AND VOTING SECURITIES
            --------------------------------------------------------

          SECTION 1.  CONTRACTS.  The Board of Directors may authorize any
                      ---------
officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

          SECTION 2.  CHECKS AND DRAFTS.  All checks, drafts or other orders for
                      -----------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agents or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

          SECTION 3.  DEPOSITS.  All funds of the Corporation not otherwise
                      --------
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

          SECTION 4.  VOTING SECURITIES OWNED BY THE CORPORATION.  All stock and
                      ------------------------------------------
other securities of other corporations owned or held by the Corporation for itself or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board or by the Chief Executive Officer.


                                  ARTICLE VIII

                                 CAPITAL STOCK
                                 -------------

          SECTION 1.  CERTIFICATES OF SHARES.  Each stockholder shall be
                      ----------------------
entitled to a certificate or certificates which shall represent and certify the number of shares of each kind and class of shares held by him in the Corporation. Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and countersigned by the Secretary or an assistant secretary of the Treasurer or an assistant treasurer and may be sealed with the corporate seal.

          The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

          SECTION 2.  LOST CERTIFICATE.  The Board of Directors may direct a new
                      ----------------
certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the shares certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

          SECTION 3.  TRANSFER AGENTS AND REGISTRARS.  At such time as the
                      ------------------------------
Corporation lists its securities on a national securities exchange or qualifies for trading in the over the counter market, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

          SECTION 4.  TRANSFER OF SHARES.  No transfers of shares of the
                      ------------------
Corporation shall be made if (i) void ab initio pursuant to any provision of the Corporation's Articles of Incorporation or (ii) the Board of Directors, pursuant to any provision of the Corporation's Articles of Incorporation, shall have refused to permit the transfer of such shares. Permitted transfers of shares of the Corporation shall be made on the share records of the Corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed share transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the Corporation's Articles of Incorporation by action of the Board of Directors thereunder, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          SECTION 5.  SHARE LEDGER.  The Corporation shall maintain at its
                      ------------
principal office or at the office of its counsel, accountants or transfer agents an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.


                                   ARTICLE IX

                                   DIVIDENDS
                                   ---------

          SECTION 1.  DECLARATION.  Dividends upon the shares of the Corporation
                      -----------
may be declared by the Board of Directors, subject to applicable provisions of law and the Articles of Incorporation. Dividends may be paid in cash, property or shares of the Corporation, subject to applicable provisions of law and the Articles of Incorporation.

          SECTION 2.  CONTINGENCIES.  Before payment of any dividends, there may
                      -------------
be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining the property of the Corporation, its subsidiaries or any partnership for which it serves as general partner, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE X

                  INDEMNIFICATION AND LIMITATION OF LIABILITY
                  -------------------------------------------

          SECTION 1.  INDEMNIFICATION OF AGENTS.  The Corporation shall
                      -------------------------
indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a Director or officer of the Corporation, or such Director or officer is or was serving at the request of the Corporation as a Director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise. To the fullest extent permitted by law, but subject to the provisions of this Article, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. The Corporation shall indemnify other employees and agents to such extent as shall be authorized by the Board of Directors or these Bylaws and be permitted by law. Any repeal or modification of this Article X by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification. The right to indemnification conferred in this Article shall be a contract right.

          SECTION 2.  AUTHORITY TO ADVANCE EXPENSES.  Expenses incurred by an
                      -----------------------------
officer or Director (acting in his or her capacity as such) in defending an action, suit or proceeding shall be paid by the Corporation in advance of the final disposition thereof; provided, however, that such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification by the Corporation as authorized in this Article or otherwise. Expenses incurred by other agents of the Corporation (or by the Directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors, including a majority of the Independent Directors, deems appropriate. Any obligation to reimburse the Corporation for expense advances shall be unsecured and no interest shall be charged thereon.

          SECTION 3.  RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under Section
                      -------------------------------
1 or 2 of this Article is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses (including attorneys' fees) of prosecuting such claims.

          SECTION 4.  INSURANCE.  The Corporation may to the fullest extent
                      ---------
permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

          SECTION 5.  INDEMNIFICATION NON-EXCLUSIVE.  The indemnification
                      -----------------------------
provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          SECTION 6.  SUBROGATION.  In the event of payment under this Article,
                      -----------
the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

          SECTION 7.  NO DUPLICATION OF PAYMENTS.  The Corporation shall not be
                      --------------------------
liable under this Article to make any payment in connection with any claim against the indemnified person to the extent such person has actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.

          SECTION 8.  LIMITATION OF LIABILITY.  To the fullest extent permitted
                      -----------------------
by Maryland statutory or decisional law, as amended or interpreted from time to time, no Director or officer of the Corporation shall be personally liable to the Corporation or its stockholders, or any of them, for money damages. No amendment of these Bylaws or repeal of any of its provisions shall limit or eliminate the benefits provided to Directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                                   ARTICLE XI

                                      SEAL
                                      ----

          SECTION 1.  SEAL.  The Corporation may have a corporate seal, which
                      ----
may be altered at will by the Board of Directors. The Board of Directors may authorize one or more duplicate or facsimile seals and provide for the custody thereof. Unless specifically required by law, a corporate seal is not required for the due execution of any document.

          SECTION 2.  AFFIXING SEAL.  Whenever the Corporation is required to
                      -------------
place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.


                                  ARTICLE XII

                                WAIVER OF NOTICE
                                ----------------

          Whenever any notice is required to be given pursuant to the Articles of Incorporation or these Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.


                                  ARTICLE XIII

                              AMENDMENT OF BYLAWS
                              -------------------

          The Board of Directors shall have the exclusive power to alter, modify or repeal any Bylaws of the Corporation and to make new Bylaws not inconsistent with the Articles of Incorporation of the Corporation and applicable law, except that the Board of Directors shall not alter, modify or repeal any of the following provisions of the Bylaws without the approval of a majority of the stockholders:

          (a)  Article II, subsection (b);

          (b)  The third sentence of Article IV, Section 2;

          (c)  The third paragraph of Article IV, Section 2;

          (d)  The fourth sentence of Article IV, Section 3;

          (e)  Article IV, Section 10(b);

          (f)  The first paragraph of Article IV, Section 14;

          (g)  Article IV, Section 15; and

          (h)  This Article XIII.